SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported)    July 13, 1998


                              GRYPHON HOLDINGS INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       0-5537                  13-3287060
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)

30 Wall Street, New York, New York                                      10005
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code   (212) 825-1200

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

     On July 13, 1998, Gryphon Holdings Inc. ("Gryphon") completed the acquisition from Dearborn Risk Management, Inc. ("Dearborn") of all of the issued and outstanding shares (the "Shares") of capital stock of The First Reinsurance Company of Hartford, Oakley Underwriting Agency, Inc., and F/I Insurance Agency, Incorporated (collectively, the "Acquired Businesses").

     The total consideration paid in the acquisition consisted of (i) $31,900,000 in cash, (ii) 14,444 shares of Series A 4.0% Cumulative Convertible Preferred Stock of Gryphon and (iii) a future earnout payment comprised of cash or Gryphon preferred stock to be based on the earnings of the Program Business for the 1998, 1999 and 2000 calendar years.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial statements of the Acquired Businesses.

     The Audited combined financial statements of the Acquired Businesses required to be filed pursuant to Item 7(a) of this Current Report will be filed as soon as practicable, but in no event later than September 28, 1998, 60 days after the date this Form 8-K is required to be filed.

          (b)  Pro forma financial information.

     The consolidated pro forma financial information of Gryphon required to be filed pursuant to Item 7 (b) of this Current Report will be filed as soon as practicable, but in no event later than September 28, 1998, 60 days after the date this Form 8-K is required to be filed.


          (c)  Exhibits.

               10.1 The Stock Purchase Agreement,  dated as of February 9, 1998, by and between Gryphon and Dearborn, was filed with the Securities and Exchange Commission as Exhibit 10.1 to Gryphon's Report on Form 8-K dated February 9, 1998, and is incorporated herein by this reference.

               99.1 Press  Release,  dated  July 14,  1998,  issued  by  Gryphon
                    Holdings Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GRYPHON HOLDINGS INC.



Dated: July 24, 1998                       By:__________________________________
                                           Stephen A. Crane
                                           President and Chief Executive Officer

                                  Exhibit Index


      Exhibit
      Number            Description                                       Page

        99.1    Press Release,  dated July 14, 1998,  issued by Gryphon
                Holdings Inc.